UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

January 11, 2016

Date of Report (Date of earliest event reported)

ELITE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-15697	22-3542636
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

165 Ludlow Avenue, Northvale, New Jersey 07647

(Address of principal executive offices)

(201) 750-2646

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2016, Jerry Treppel resigned as the Chairman and as a member of the Board of Directors of Elite Pharmaceuticals, Inc. ("Elite"), effective January 11, 2016, to pursue other opportunities. On January 12, 2016, the Board of Directors (the “Board”) appointed Nasrat Hakim to serve as Chairman of the Board of Directors.

For more information on Mr. Treppel’s resignation and Nasrat Hakim’s appointment, please see a copy of the press release furnished with this Current Report on Form 8-K as Exhibit 99.1.

On January 21, 2016, the Board amended the August 1, 2013 employment agreement between Elite and Mr. Hakim (the “Employment Agreement”). Pursuant to the amendment, effective January 1, 2016 and during the term of the Agreement, Mr. Hakim’s base annual salary will be $500,000, plus an annual bonus equal to 100% of his base salary. The base salary is payable in shares of Elite Common Stock with the annual bonus payable in accordance with Elite’s regular payroll practices.

Item 8.01	Other Events

The United State Food and Drug Administration (“FDA”) granted Elite a waiver of the application fee required for the filing of a New Drug Application (“NDA”) for Elite’s product ELI-200, an immediate release Oxycodone Hydrochloride 5 mg, 10 mg, 15 mg, 20 mg and 30 mg capsules with sequestered Naltrexone Hydrochloride for the treatment of moderate to severe pain. On January 14, 2016, Elite submitted a 505(b)(2) NDA for ELI-200. FDA notification regarding acceptance of the submission for review is expected to take 6 to 12 weeks.

Under section 736(d)(1)(E) of the Federal Food, Drug and Cosmetic Act the FDA may grant a waiver of the $2,335,200 NDA application fee for the first human drug application that a small business submits for review.

A copy of the press release regarding the waiver is furnished with this Current Report on Form 8-K as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	January 21, 2016 amendment No. 1 to Nasrat Hakim Employment Agreement.

99.1	Press release dated January 13, 2016, announcing the resignation of Jerry Treppel as Chairman and member of the Board of Directors.

99.2	Press release dated January 13, 2016, announcing the FDA approval of the waiver of NDA filing fee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2016

ELITE PHARMACEUTICALS, INC.

By:	/s/ Nasrat Hakim
Nasrat Hakim, President and CEO